Exhibit 10(l) (vii)

                         RESTRICTED UNIT AWARD AGREEMENT

                                 pursuant to the

                           ALBANY INTERNATIONAL CORP.
                         2003 RESTRICTED STOCK UNIT PLAN

                                    * * * * *

Participant:      Michael Burke

Award Date:       July 8, 2009

Number of Restricted Units Awarded: 36,000

                                    * * * * *

            THIS AWARD AGREEMENT, dated as of the Award Date specified above, is entered into by and between Albany International Corp. (the "Company"), and the Participant specified above, pursuant to the Albany International Corp. 2003 Restricted Stock Unit Plan, as in effect and as amended from time to time (the "Plan"); and

            WHEREAS, as an incentive to encourage the Participant to remain in the employ of the Company and its subsidiaries by affording the Participant a greater interest in the success of the Company and its subsidiaries, the Company desires to grant the Participant the Restricted Units provided herein;

            WHEREAS, the Participant desires to obtain such Restricted Units on the terms and conditions provided for herein;

            NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable considerations receipt of which is hereby acknowledged, the Company and the Participant agree as follows:

            1. Incorporation By Reference; Plan Document Receipt. Except as otherwise provided herein, this Award Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time and which are expressly intended to apply to the grant of the Restricted Units provided for herein), all of which terms and provisions are made a part of and incorporated in this Award Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Award Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall control.


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            2. Award of Restricted  Units;  Credit to  Restricted  Unit Account.
Subject to the terms hereof and the Plan, the Company hereby grants to the Participant, as of the Award Date specified above, the number of Restricted Units specified above. The Company shall record such Restricted Units in the Participant's Restricted Unit Account.

            3. Vesting. As permitted in Section 5.1 of the Plan, the following Vesting Dates shall apply with respect to the Restricted Units (including any additional Restricted Units credited as Cash Dividend Equivalents with respect to such Restricted Units) awarded hereunder and shall supersede any contrary provision in Section 5.1:

            a. Twenty-five (25%) of such Restricted Units (including any additional Restricted Units credited as Cash Dividend Equivalents with respect to such Restricted Units) shall vest on March 1, 2012, subject to the Participant being employed with the Albany Group on such Vesting Date;

            b. Twenty-five percent (25%) of such Restricted Units (including any additional Restricted Units credited as Cash Dividend Equivalents with respect to such Restricted Units) shall vest on September 1, 2012, subject to the Participant being employed with the Albany Group on such Vesting Date;

            c. Twenty-five (25%) of such Restricted Units (including any additional Restricted Units credited as Cash Dividend Equivalents with respect to such Restricted Units) shall vest on March 1, 2013, subject to the Participant being employed with the Albany Group on such Vesting Date;

            d. Twenty-five percent (25%) of such Restricted Units (including any additional Restricted Units credited as Cash Dividend Equivalents with respect to such Restricted Units) shall vest on September 1, 2013, subject to the Participant being employed with the Albany Group on such Vesting Date

            4. Additional Special Vesting. The special vesting provisions set forth in Section 5.2 of the Plan shall apply to the Restricted Units (including any additional Restricted Units credited as Cash Dividend Equivalents with respect to such Restricted Units) awarded hereunder. In addition to the provisions of Section 5.2 of the Plan, and in addition to the provisions of
Section 8 of the Plan, in the event Participant's employment with the Albany Group terminates due to an Involuntary Termination following a change in ownership of a substantial portion of the Company's assets as a result of one person, or more than one person acting as a group, acquiring (or having acquired during the 12 month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions, the Vesting Date for 100% of all unvested Restricted Units credited to Participant's Restricted Unit Account pursuant to this Award Agreement shall be accelerated to such date of termination.

            5. Forfeiture of Restricted Units Upon Voluntary Retirement. Notwithstanding anything to the contrary in Section 5.2 of the Plan or this Award Agreement, in the event the Participant's employment with the Albany Group terminates due to Retirement before December 31, 2010, the Restricted Units granted to the Participant pursuant to this Award Agreement shall not vest and Participant shall forfeit, without any consideration therefor or action being required, 100% of all unvested Restricted Units (including any additional Restricted


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

Units credited as Cash Dividend Equivalents with respect to such Restricted Units) credited to Participant's Restricted Unit Account pursuant to this Award Agreement.

            6. Settlement; Payment Delay. The Restricted Units (including any additional Restricted Units credited as Cash Dividend Equivalents with respect to such Restricted Units) credited to Participant's Restricted Unit Account pursuant to this Award Agreement shall be settled in accordance with the provisions of the Plan, including without limitation Section 6.1. Notwithstanding any provision to the contrary, if, pursuant to the provisions of
Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"), any payment is required to be delayed as a result of the Participant being deemed to be a "specified employee" within the meaning of that term under Section 409A(a)(2)(B) of the Code, then any such payments under the Plan shall not be made prior to the earlier of (A) the expiration of the six month period measured from the date of the "separation from service" (as such term is defined in Treasury Regulations issued under Section 409A of the Code) or (B) the date of the Participant's death. Upon the expiration of such period, all payments under the Plan delayed pursuant to this paragraph 6 shall be paid to the Participant in a lump sum, and any remaining payments due under the Plan shall be paid or provided in accordance with the normal payment dates specified for them herein.

            7. Amendment and Waiver. Neither this Award Agreement nor any provision hereof may be amended, modified, changed, discharged, terminated or waived orally, by any course of dealing or purported course of dealing or by any other means except (a) in the case of an amendment, modification, change or waiver that does not impair the rights of the Participant with respect to outstanding Restricted Units or that is deemed by the Committee to be advisable to avoid the imposition of any tax under Section 409A of the Code, by written notice to the Participant or (b) an agreement in writing signed by the Company and the Participant. No such written notice of agreement shall extend to or affect any provision of this Award Agreement not expressly amended, modified, changed, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Award Agreement shall not be deemed to be a waiver of or acquiescence in any other breach hereof.

            8. Notices. Any notice required or permitted under this Award Agreement shall be in writing and shall be deemed properly given:

            8.1 in the case of notice to the Company, if delivered in person to the Secretary of the Company, or mailed to the Company to the attention of the Secretary by registered mail (return receipt requested) at P.O. Box 1907, Albany, New York 12201, or at such other address as the Company may from time to time hereafter designate by written notice to the Participant; and

            8.2 in the case of notice to the Participant, if delivered to him or her in person, or mailed to him or her by registered mail (return receipt requested) at the last known residence address provided by Participant to the Company or at such other address as the Participant may from time to time hereafter designate by written notice to the Company.

            9. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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

            10. Binding Agreement; Assignment. This Award Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Award Agreement without the prior express written consent of the Company.

            11. Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

            12. Headings. The titles and headings of the various sections of this Award Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Award Agreement.

            13. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Award Agreement and the Plan and the consummation of the transactions contemplated thereunder.

            14. Severability. The invalidity or unenforceability of any provisions of this Award Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Award Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Award Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

            15. Acceptance of Restricted Units. Unless, within 45 days following the date of this Award Agreement, the Company has received written notice from the Participant rejecting the Restricted Units, this Award Agreement shall be deemed to have been accepted by the Participant and shall constitute a legal and binding agreement between the Participant and the Company.

      IN WITNESS WHEREOF, the Company has duly executed this Award Agreement as of the Award Date specified above.

                                            ALBANY INTERNATIONAL CORP.

                                            /s/ Joseph G. Morone
                                            ---------------------------
                                            Name:  Joseph G. Morone
                                            Title:  President & CEO

                                            /s/ Michael Burke
                                            ---------------------------
                                                    Michael Burke


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